Exhibit 31.5
CERTIFICATION
I, W. Drew Hammond, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Elme Communities; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

DATE:	April 28, 2026	/s/ W. Drew Hammond
W. Drew Hammond
Chief Financial Officer and Chief Administrative Officer
(Principal Financial and Accounting Officer)